Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Laura C. Baldwin	Patricia G. Ball
Director of Finance and Investor Relations	Vice President, Marketing & PA
214-473-3969	214-473-3752
laura.baldwin@triadhospitals.com	pat.ball@triadhospitals.com

Triad Reports Second Quarter Results

PLANO, TX (July 27, 2004) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) announced consolidated financial results for the three and six months ended June 30, 2004. For the three months, the Company reported revenues of $1.09 billion; earnings before interest, taxes, depreciation, amortization, and other items (“adjusted EBITDA”) of $150.0 million; a diluted loss per share of $(0.07); a diluted loss per share from continuing operations of $(0.07); and diluted earnings per share (“EPS”) from continuing operations, excluding refinancing transaction costs, of $0.56. The refinancing transaction costs of $76.0 million ($47.5 million after tax) related to the Company’s May refinancing of its $600 million of 8.75% Senior Notes with $600 million of 7% Senior Notes that contain more favorable covenants.

EPS from continuing operations, excluding refinancing transaction costs, of $0.56 included: (a) a $6.4 million litigation expense reflecting liabilities recorded for a judgment (which the Company intends to appeal) and other matters related to the Company’s 2001 acquisition of Quorum; (b) an estimated $5.2 million positive benefit from a reduction to estimated medical malpractice liability resulting from the Company’s semi-annual actuarial review; (c) a $2.0 million positive benefit from a reduction in a Quorum pre-acquisition liability; and (d) a $0.7 million loss on sale of assets. The net impact of these four items was insignificant to EPS.

On a same-facility basis compared to the prior year three-month period, inpatient admissions increased 2.6%, adjusted admissions increased 3.4%, inpatient surgeries increased 2.7%, patient revenue per adjusted admission increased 6.5%, patient revenues increased 10.1%, and revenues increased 9.7%. Same-facility results included facilities owned for the full second quarter of both years and excluded facilities acquired in the fourth quarter of 2003 and facilities classified as discontinued operations.

For the three-month period, the Company reported as discontinued operations the results from Medical Center at Terrell, Alice Regional Hospital and San Leandro Hospital. The Company exited the lease on Terrell on May 1, 2004, and sold Alice for $18 million and San Leandro for $35 million, both on July 1, 2004. The Company received the proceeds from the sale of Alice during the second quarter.

For the three months, cash flow from operating activities was $91.5 million, or $206.9 million excluding cash interest payments of $54.3 million and cash tax payments of $61.1 million. The Company spent $112.8 million on capital expenditures. During the quarter, Triad finished construction of Mesa View Regional Medical Center in Mesquite, NV, and began accepting patients in July. The Company paid debt principal of $621.8 million during the quarter and received proceeds of $600 million from the issuance of new debt.

At June 30, cash and cash equivalents were $39.7 million, and the Company had $372 million available under its $400 million revolving credit facility, which was reduced by $28 million of outstanding letters of credit; during the quarter, Triad increased the amount available under its revolver to $400 million from $250 million in order to improve its financial flexibility. Long-term debt outstanding was $1.7 billion, and stockholders’ equity totaled $2.2 billion. As previously disclosed, the Company’s allowance for doubtful accounts includes an amount beyond what the Company’s historical experience would require, in order to reflect potential growth in uninsured patient receivables and further deterioration in the collectibility of those receivables.

For the six months, the Company reported revenues of $2.2 billion; adjusted EBITDA of $309.5 million; diluted EPS of $1.22; diluted EPS from continuing operations of $0.58; and diluted EPS from continuing operations, excluding refinancing transaction costs, of $1.20. (For the first quarter, Triad previously reported diluted EPS from continuing operations of $0.66; excluding the results of San Leandro, which was included as continuing operations in the first quarter and is now included in discontinued operations, first quarter diluted EPS from continuing operations was $0.64.)

On a same-facility basis compared to the prior year six-month period, inpatient admissions increased 4.2%, adjusted admissions increased 5.3%, inpatient surgeries increased 4.8%, patient revenue per adjusted admission increased 5.4%, patient revenues increased 11.0%, and revenues increased 10.4%. Same-facility results included facilities owned for the full six months of both years and excluded facilities acquired in the fourth quarter of 2003 and facilities classified as discontinued operations.

For the six months, cash flow from operating activities was $147.9 million, or $276.5 million excluding cash interest payments of $61.9 million and cash tax payments of $66.7 million. Triad spent $216.7 million on capital expenditures. The Company paid debt principal of $732.3 million during the six months and received proceeds of $600 million from the issuance of new debt and $75 million from draws on its revolving credit facility during the first quarter which were subsequently repaid.

Triad reiterated its guidance for 2004 diluted EPS from continuing operations, excluding refinancing transaction costs, of $2.33-2.41. This guidance incorporates $0.64 from the first quarter and $0.56 from the second quarter. The Company continues to believe its provision for doubtful accounts will be subject throughout 2004 to evolving business conditions and the effectiveness of Company actions in response, and this could significantly impact 2004 EPS.

Triad will conduct a one-hour conference call at 9:00 am Eastern Time (8:00 am Central Time) tomorrow, Wednesday, July 28, to discuss these results. To listen to the call, please call (719) 457-2679 or (800) 500-0177, confirmation code 771159. This conference call will be simulcast on the Internet via the Triad Web site at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at (719) 457-0820 or (888) 203-1112, confirmation code 771159.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 51 hospitals (including one under construction) and 14 ambulatory surgery centers in 15 states with approximately 8,300 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems throughout the United States.

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA; the Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measure is included as an attachment to this release.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended June 30, 2004 and 2003

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2004		2003(1)
	Amount	Percentage	Amount	Percentage
Revenues	$1,092.5	100.0%	$897.4	100.0%

Salaries and benefits	439.6	40.3%	369.8	41.2%
Reimbursable expenses	12.9	1.2%	13.0	1.4%
Supplies	176.0	16.1%	139.9	15.6%
Other operating expenses	202.4	18.5%	169.6	18.9%
Provision for doubtful accounts	116.2	10.6%	73.6	8.2%
Depreciation	44.2	4.0%	39.4	4.4%
Amortization	1.7	0.2%	1.5	0.2%
Interest expense	27.6	2.5%	33.0	3.7%
Refinancing transaction costs	76.0	7.0%	—	0.0%
ESOP expense	2.6	0.2%	2.0	0.2%
Loss on sales of assets	0.7	0.1%	0.1	0.0%

Total operating expenses	1,099.9	100.7%	841.9	93.8%

Income (loss) from continuing operations before minority interests, equity in earnings and income tax (provision) benefit	(7.4)	(0.7%)	55.5	6.2%
Minority interests in earnings of consolidated entities	(3.5)	(0.3%)	(2.0)	(0.2%)
Equity in earnings of affiliates	4.6	0.4%	8.1	0.9%

Income (loss) from continuing operations before income tax (provision) benefit	(6.3)	(0.6%)	61.6	6.9%
Income tax (provision) benefit	1.4	0.1%	(24.3)	(2.7%)

Income (loss) from continuing operations	(4.9)	(0.5%)	37.3	4.2%

Income (loss) from discontinued operations	(0.3)	0.0%	0.7	0.0%

Net income (loss)	$(5.2)	(0.5%)	$38.0	4.2%

Basic income (loss) per common share:
Continuing operations	$(0.07)		$0.51
Discontinued operations	$—		$0.01

Net	$(0.07)		$0.52

Diluted income (loss) per common share:
Continuing operations	$(0.07)		$0.50
Discontinued operations	$—		$0.01

Net	$(0.07)		$0.51

Shares used in earnings per share calculations	74,804,486		73,339,740
Shares used in diluted earnings per share calculations	74,804,486		74,900,147

(1)	2003 results have been reclassified to reflect discontinued operations.

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended June 30, 2004 and 2003

Unaudited

(Dollars in millions)

	For the three months ended
	2004					2003
	Amount	Percentage	Reconciling Items	Amount	Percentage	Amount	Percentage

Revenues	$1,092.5	100.0%	$—	$1,092.5	100.0%	$897.4	100.0%

Salaries and benefits	439.6	40.3%	—	439.6	40.3%	369.8	41.2%
Reimbursable expenses	12.9	1.2%	—	12.9	1.2%	13.0	1.4%
Supplies	176.0	16.1%	—	176.0	16.1%	139.9	15.6%
Other operating expenses	202.4	18.5%	—	202.4	18.5%	169.6	18.9%
Provision for doubtful accounts	116.2	10.6%	—	116.2	10.6%	73.6	8.2%
Equity in earnings of affiliates	(4.6)	(0.4%)	—	(4.6)	(0.4%)	(8.1)	(0.9%)

	942.5	86.3%	—	942.5	86.3%	757.8	84.4%

Adjusted EBITDA (1)	150.0	13.7%	—	150.0	13.7%	139.6	15.6%

Depreciation	44.2	4.0%	—	44.2	4.0%	39.4	4.4%
Amortization	1.7	0.2%	—	1.7	0.2%	1.5	0.2%
Interest expense	27.6	2.5%	—	27.6	2.5%	33.0	3.7%
Refinancing transaction costs	—	0.0%	76.0	76.0	7.0%	—	0.0%
ESOP expense	2.6	0.2%	—	2.6	0.2%	2.0	0.2%
Loss on sales of assets	0.7	0.1%	—	0.7	0.1%	0.1	0.0%
Minority interests in earnings of consolidated entities	3.5	0.3%	—	3.5	0.3%	2.0	0.2%

	80.3	7.3%	76.0	156.3	14.3%	78.0	8.7%

Income (loss) from continuing operations before income tax (provision) benefit	69.7	6.4%	(76.0)	(6.3)	(0.6%)	61.6	6.9%

Income tax (provision) benefit	(27.1)	(2.5%)	28.5	1.4	0.1%	(24.3)	(2.7%)

Income (loss) from continuing operations	42.6	3.9%	(47.5)	(4.9)	(0.5%)	37.3	4.2%

Income (loss) from discontinued operations	(0.3)	0.0%	—	(0.3)	0.0%	0.7	0.0%

Net income (loss)	$42.3	3.9%	$(47.5)	$(5.2)	(0.5%)	$38.0	4.2%

Basic income (loss) per common share:
Continuing operations	$0.57		$(0.64)	$(0.07)		$0.51
Discontinued operations	$(0.00)		$0.00	$—		$0.01

Net	$0.57		$(0.64)	$(0.07)		$0.52

Diluted income (loss) per common share:
Continuing operations	$0.56		$(0.63)	$(0.07)		$0.50
Discontinued operations	$(0.00)		$0.00	$—		$0.01

Net	$0.56		$(0.63)	$(0.07)		$0.51

Shares used in earnings per share calculations	74,804,486		74,804,486	74,804,486		73,339,740
Shares used in diluted earnings per share calculations	76,258,566		74,804,486	74,804,486		74,900,147

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, refinancing transaction costs, ESOP expense, loss on sales of assets, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended June 30, 2004 and 2003

Unaudited

(Dollars in millions, except for earnings per share)

	For the six months ended
	2004		2003 (1)
	Amount	Percentage	Amount	Percentage
Revenues	$2,198.3	100.0%	$1,792.5	100.0%

Salaries and benefits	885.9	40.3%	736.8	41.1%
Reimbursable expenses	26.4	1.2%	26.9	1.5%
Supplies	355.0	16.2%	274.9	15.3%
Other operating expenses	403.0	18.3%	334.6	18.6%
Provision for doubtful accounts	228.7	10.4%	144.4	8.1%
Depreciation	87.3	4.0%	78.1	4.4%
Amortization	3.1	0.1%	3.0	0.2%
Interest expense	59.8	2.7%	65.5	3.7%
Refinancing transaction costs	76.0	3.5%	—	0.0%
ESOP expense	5.0	0.2%	4.1	0.2%
Gain on sales of assets	(0.3)	0.0%	(1.2)	(0.1%)

Total operating expenses	2,129.9	96.9%	1,667.1	93.0%

Income from continuing operations before minority interests, equity in earnings and income tax provision	68.4	3.1%	125.4	7.0%
Minority interests in earnings of consolidated entities	(5.4)	(0.3%)	(4.0)	(0.2%)
Equity in earnings of affiliates	10.2	0.5%	15.3	0.8%

Income from continuing operations before income tax provision	73.2	3.3%	136.7	7.6%

Income tax provision	(29.3)	(1.3%)	(53.9)	(3.0%)

Income from continuing operations	43.9	2.0%	82.8	4.6%

Income from discontinued operations	48.7	2.2%	2.5	0.2%

Net income	$92.6	4.2%	$85.3	4.8%

Basic income per common share:
Continuing operations	$0.59		$1.13
Discontinued operations	$0.65		$0.03

Net	$1.24		$1.16

Diluted income per common share:
Continuing operations	$0.58		$1.11
Discontinued operations	$0.64		$0.03

Net	$1.22		$1.14

Shares used in earnings per share calculations	74,592,889		73,268,133
Shares used in diluted earnings per share calculations	75,981,575		74,975,829

(1)	2003 results have been reclassified to reflect discontinued operations.

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended June 30, 2004 and 2003

Unaudited

(Dollars in millions)

	For the six months ended
	2004					2003
	Amount	Percentage	Reconciling Items	Amount	Percentage	Amount	Percentage

Revenues	$2,198.3	100.0%	$—	$2,198.3	100.0%	$1,792.5	100.0%

Salaries and benefits	885.9	40.3%	—	885.9	40.3%	736.8	41.1%
Reimbursable expenses	26.4	1.2%	—	26.4	1.2%	26.9	1.5%
Supplies	355.0	16.2%	—	355.0	16.2%	274.9	15.3%
Other operating expenses	403.0	18.3%	—	403.0	18.3%	334.6	18.6%
Provision for doubtful accounts	228.7	10.4%	—	228.7	10.4%	144.4	8.1%
Equity in earnings of affiliates	(10.2)	(0.5%)	—	(10.2)	(0.5%)	(15.3)	(0.8%)

	1,888.8	85.9%	—	1,888.8	85.9%	1,502.3	83.8%

Adjusted EBITDA (1)	309.5	14.1%	—	309.5	14.1%	290.2	16.2%

Depreciation	87.3	4.0%	—	87.3	4.0%	78.1	4.4%
Amortization	3.1	0.1%	—	3.1	0.1%	3.0	0.2%
Interest expense	59.8	2.7%	—	59.8	2.7%	65.5	3.7%
Refinancing transaction costs	—	0.0%	76.0	76.0	3.5%	—	0.0%
ESOP expense	5.0	0.2%	—	5.0	0.2%	4.1	0.2%
Gain on sales of assets	(0.3)	0.0%	—	(0.3)	0.0%	(1.2)	(0.1%)
Minority interests in earnings of consolidated entities	5.4	0.3%	—	5.4	0.3%	4.0	0.2%

	160.3	7.3%	76.0	236.3	10.8%	153.5	8.6%

Income from continuing operations before income tax provision	149.2	6.8%	(76.0)	73.2	3.3%	136.7	7.6%

Income tax provision	(57.8)	(2.6%)	28.5	(29.3)	(1.3%)	(53.9)	(3.0%)

Income from continuing operations	91.4	4.2%	(47.5)	43.9	2.0%	82.8	4.6%

Income from discontinued operations	48.7	2.2%	—	48.7	2.2%	2.5	0.2%

Net income	$140.1	6.4%	$(47.5)	$92.6	4.2%	$85.3	4.8%

Basic income per common share:
Continuing operations	$1.23		$(0.64)	$0.59		$1.13
Discontinued operations	$0.65		$(0.00)	$0.65		$0.03

Net	$1.88		$(0.64)	$1.24		$1.16

Diluted income per common share:
Continuing operations	$1.20		$(0.62)	$0.58		$1.11
Discontinued operations	$0.64		$(0.00)	$0.64		$0.03

Net	$1.84		$(0.62)	$1.22		$1.14

Shares used in earnings per share calculations	74,592,889		74,592,889	74,592,889		73,268,133
Shares used in diluted earnings per share calculations	75,981,575		75,981,575	75,981,575		74,975,829

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, refinancing transaction costs, ESOP expense, gain on sales of assets, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	June 30,	December 31,
	2004	2003
Assets
Current assets
Cash and cash equivalents	$39.7	$14.5
Accounts receivable less allowances for doubtful accounts of $310.4 at June 30, 2004 and $257.3 at December 31, 2003	618.4	606.0
Inventories	112.8	109.2
Deferred income taxes	54.0	36.5
Prepaid expenses	34.5	43.0
Discontinued operations assets	46.9	152.9
Other	96.3	60.5

	1,002.6	1,022.6

Property and equipment, at cost:
Land	168.3	169.0
Buildings and improvements	1,406.2	1,404.6
Equipment	1,188.3	1,123.9
Construction in progress	258.0	144.7

	3,020.8	2,842.2
Accumulated depreciation	(824.1)	(747.2)

	2,196.7	2,095.0

Goodwill	1,253.5	1,231.4
Intangible assets, net of accumulated amortization	73.9	71.5
Investment in and advances to affiliates	196.9	191.1
Other	115.9	123.8

Total assets	$4,839.5	$4,735.4

Liabilities and Equity
Current liabilities
Accounts payable	$127.3	$151.4
Accrued salaries	120.6	121.5
Current portion of long-term debt	77.9	73.7
Discontinued operations liabilities	8.2	17.9
Other current liabilities	164.3	145.6

	498.3	510.1

Long-term debt	1,625.8	1,684.4
Other liabilities	124.5	118.1
Deferred taxes	207.5	174.7
Minority interests in equity of consolidated entities	183.7	171.8

Stockholders’ equity
Common stock	0.8	0.8
Additional paid-in capital	1,932.5	1,904.6
Accumulated other comprehensive loss	(0.9)	(2.1)
Unearned ESOP compensation	(15.5)	(17.2)
Accumulated earnings	282.8	190.2

Total stockholders’ equity	2,199.7	2,076.3

Total liabilities and stockholders’ equity	$4,839.5	$4,735.4

Triad Hospitals, Inc.

Consolidated Statements of Cash Flows

For the Periods Ended June 30, 2004 and 2003

Unaudited

(Dollars in millions)

	For the three months ended		For the six months ended
	2004	2003	2004	2003
Cash flows from operating activities
Net income (loss)	$(5.2)	$38.0	$92.6	$85.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	0.3	(0.7)	(48.7)	(2.5)
Provision for doubtful accounts	116.2	73.6	228.7	144.4
Depreciation and amortization	45.9	40.9	90.4	81.1
ESOP expense	2.6	2.0	5.0	4.1
Minority interests	3.5	2.0	5.4	4.0
Equity in earnings of affiliates	(4.6)	(8.1)	(10.2)	(15.3)
(Gain) loss on sales of assets	0.7	0.1	(0.3)	(1.2)
Deferred income tax provision (benefit)	3.8	16.9	(2.1)	46.3
Refinancing transaction costs	76.0	—	76.0	—
Non-cash interest expense	1.4	1.8	4.1	3.8
Non-cash stock option expense	0.5	0.1	0.7	0.2
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(78.3)	(60.2)	(239.6)	(163.0)
Inventories and other assets	(35.1)	7.5	(32.6)	(4.0)
Accounts payable and other current liabilities	(33.9)	(8.0)	(31.6)	(33.0)
Other	(2.3)	11.0	10.1	23.5

Net cash provided by operating activities	91.5	116.9	147.9	173.7

Cash flows from investing activities
Purchases of property and equipment	(112.8)	(63.4)	(216.7)	(118.9)
Distributions and advances from affiliates	2.9	3.2	4.4	6.4
Proceeds received on sales of assets	42.1	0.1	197.3	3.8
Acquisitions, net of cash acquired	(0.7)	—	(0.7)	—
Other	—	(0.1)	—	(0.3)

Net cash used in investing activities	(68.5)	(60.2)	(15.7)	(109.0)

Cash flows from financing activities
Payments of long-term debt	(621.8)	(16.6)	(732.3)	(33.9)
Proceeds from issuance of long-term debt	600.0	—	675.0	—
Payment of debt issue costs	(7.5)	—	(9.1)	—
Payment of refinancing transaction costs	(65.8)	—	(65.8)	—
Proceeds from issuance of common stock	13.6	4.9	18.9	6.1
Contributions from (distributions to) minority partners, net	6.5	(1.7)	6.3	(5.5)

Net cash used in financing activities	(75.0)	(13.4)	(107.0)	(33.3)

Change in cash and cash equivalents	(52.0)	43.3	25.2	31.4

Cash and cash equivalents at beginning of period	91.7	55.8	14.5	67.7

Cash and cash equivalents at end of period	$39.7	$99.1	$39.7	$99.1

Interest payments	54.3	54.0	61.9	63.7
Income tax payments	61.1	1.1	66.7	2.7

Triad Hospitals, Inc.

Operating Data - Same-Facility (1)

Unaudited

	For the three months ended June 30,
	2004	2003(2)	Change
Volume Statistics (3)
Number of hospitals	41	41	—
Licensed beds	7,114	7,351	(237)
Admissions	68,737	67,011	2.6%
Average length of stay (days)	4.6	4.8	(4.2%)
Inpatient surgeries	26,736	26,026	2.7%
Outpatient surgeries	73,803	70,006	5.4%
Outpatient visits (excluding outpatient surgeries)	814,171	808,240	0.7%
Outpatient visits (including outpatient surgeries)	887,974	878,246	1.1%
Adjusted patient days	560,581	565,588	(0.9%)
Adjusted admissions	120,703	116,761	3.4%

Rate Statistics (3)
Patient revenue per adjusted patient day	$1,669	$1,503	11.1%
Patient revenue per adjusted admission	$7,753	$7,280	6.5%

Revenues (millions)
Inpatient % of patient revenues (3)	52%	53%	(1.0%)
Outpatient % of patient revenues (3)	48%	47%	1.0%
Patient revenues (3)	$935.8	$850.0	10.1%
Non-patient revenues (4)	$48.3	$47.4	1.9%
Revenues (millions)	$984.1	$897.4	9.7%

(1)	Same-facility operating data include facilities owned and operated in both years. They:

- Exclude 7 hospitals acquired fourth quarter 2003 with 874 beds;

- Exclude 1 hospital with 130 beds reclassified to discontinued operations and sold May 2004;

- Exclude 2 hospitals with 260 beds reclassified to discontinued operations and sold July 2004;

- Exclude 1 new hospital opened July 2004 with 25 beds;

- Exclude 1 new hospital under construction with 96 beds;

- Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis.

(2)	2003 results have been reclassified to exclude discontinued operations.
(3)	Volume statistics, rate statistics, and patient revenues:

- Exclude the QHR hospital management, consulting and advisory services subsidiary.

(4)	Non-patient revenues:

- Include the QHR hospital management, consulting and advisory services subsidiary;

- Include other sources.

Triad Hospitals, Inc.

Operating Data - Same-Facility (1)

Unaudited

	For the six months ended June 30,
	2004	2003(2)	Change
Volume Statistics (3)
Number of hospitals	41	41	—
Licensed beds	7,114	7,351	(237)
Admissions	141,181	135,529	4.2%
Average length of stay (days)	4.7	4.9	(4.1%)
Inpatient surgeries	53,909	51,434	4.8%
Outpatient surgeries	146,280	136,837	6.9%
Outpatient visits (excluding outpatient surgeries)	1,626,936	1,594,884	2.0%
Outpatient visits (including outpatient surgeries)	1,773,216	1,731,721	2.4%
Adjusted patient days	1,150,108	1,139,791	0.9%
Adjusted admissions	244,461	232,132	5.3%

Rate Statistics (3)
Patient revenue per adjusted patient day	$1,638	$1,489	10.0%
Patient revenue per adjusted admission	$7,705	$7,309	5.4%

Revenues (millions)
Inpatient % of patient revenues (3)	53%	54%	(1.0%)
Outpatient % of patient revenues (3)	47%	46%	1.0%
Patient revenues (3)	$1,883.7	$1,696.6	11.0%
Non-patient revenues (4)	$95.9	$95.9	0.0%
Revenues (millions)	$1,979.6	$1,792.5	10.4%

(1)	Same-facility operating data include facilities owned and operated in both years. They:

- Exclude 7 hospitals acquired fourth quarter 2003 with 874 beds;

- Exclude 3 hospitals with 892 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold first quarter 2004;

- Exclude 1 hospital with 130 beds reclassified to discontinued operations and sold May 2004;

- Exclude 2 hospitals with 260 beds reclassified to discontinued operations and sold July 2004;

- Exclude 1 new hospital opened July 2004 with 25 beds;

- Exclude 1 new hospital under construction with 96 beds;

- Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis.

(2)	2003 results have been reclassified to exclude discontinued operations.
(3)	Volume statistics, rate statistics, and patient revenues:

- Exclude the QHR hospital management, consulting and advisory services subsidiary.

(4)	Non-patient revenues:

- Include the QHR hospital management, consulting and advisory services subsidiary;

- Include other sources.

Triad Hospitals, Inc.

Operating Data - Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the three months ended June 30,
	2004	2003	Change
Volume Statistics (2)
Number of hospitals	48	48	—
Licensed beds	7,988	8,225	(237)
Admissions	76,494	74,926	2.1%
Average length of stay (days)	4.6	4.8	(4.2%)
Inpatient surgeries	29,832	28,711	3.9%
Outpatient surgeries	79,277	75,058	5.6%
Outpatient visits (excluding outpatient surgeries)	914,696	913,666	0.1%
Outpatient visits (including outpatient surgeries)	993,973	988,724	0.5%
Adjusted patient days	618,400	624,378	(1.0%)
Adjusted admissions	133,673	129,554	3.2%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,685	$1,521	10.8%
Patient revenue per adjusted admission	$7,793	$7,329	6.3%

Revenues (millions)
Inpatient % of patient revenues (2)	52%	53%	(1.0%)
Outpatient % of patient revenues (2)	48%	47%	1.0%
Patient revenues (2)	$1,041.7	$949.5	9.7%
Non-patient revenues (3)	$50.8	$51.3	(1.0%)
Revenues (millions)	$1,092.5	$1,000.8	9.2%

(1)	Pro forma operating data include recent acquisitions on a pro forma basis as if owned since January 1, 2003. They:

- Include 7 hospitals acquired fourth quarter 2003 with 874 beds;

- Exclude 1 hospital with 130 beds reclassified to discontinued operations and sold May 2004;

- Exclude 2 hospitals with 260 beds reclassified to discontinued operations and sold July 2004;

- Exclude 1 new hospital opened July 2004 with 25 beds;

- Exclude 1 new hospital under construction with 96 beds;

- Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis.

(2)	Volume statistics and patient revenues:

- Exclude the QHR hospital management, consulting and advisory services subsidiary.

(3)	Non-patient revenues:

- Include the QHR hospital management, consulting and advisory services subsidiary;

- Include other sources.

Triad Hospitals, Inc.

Operating Data - Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the six months ended June 30,
	2004	2003	Change
Volume Statistics (2)
Number of hospitals	48	48	—
Licensed beds	7,988	8,225	(237)
Admissions	157,142	151,502	3.7%
Average length of stay (days)	4.7	4.9	(4.1%)
Inpatient surgeries	59,750	56,943	4.9%
Outpatient surgeries	156,656	147,454	6.2%
Outpatient visits (excluding outpatient surgeries)	1,827,566	1,806,243	1.2%
Outpatient visits (including outpatient surgeries)	1,984,222	1,953,697	1.6%
Adjusted patient days	1,270,461	1,259,166	0.9%
Adjusted admissions	270,740	257,702	5.1%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,651	$1,506	9.6%
Patient revenue per adjusted admission	$7,747	$7,359	5.3%

Revenues (millions)
Inpatient % of patient revenues (2)	53%	54%	(1.0%)
Outpatient % of patient revenues (2)	47%	46%	1.0%
Patient revenues (2)	$2,097.4	$1,896.4	10.6%
Non-patient revenues (3)	$100.9	$103.2	(2.2%)
Revenues (millions)	$2,198.3	$1,999.6	9.9%

(1)	Pro forma operating data include recent acquisitions on a pro forma basis as if owned since January 1, 2003. They:

- Include 7 hospitals acquired fourth quarter 2003 with 874 beds;

- Exclude 3 hospitals with 892 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold first quarter 2004;

- Exclude 1 hospital with 130 beds reclassified to discontinued operations and sold May 2004;

- Exclude 2 hospitals with 260 beds reclassified to discontinued operations and sold July 2004;

- Exclude 1 new hospital opened July 2004 with 25 beds;

- Exclude 1 new hospital under construction with 96 beds;

- Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis.

(2)	Volume statistics and patient revenues:

- Exclude the QHR hospital management, consulting and advisory services subsidiary.

(3)	Non-patient revenues:

- Include the QHR hospital management, consulting and advisory services subsidiary;

- Include other sources.